SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      May 1, 2017

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events

On May 1, 2017, Perma-Fix Environmental Services, Inc. (the “Company”) received approximately $5,951,000 in cash which previously was held as collateral by American International Group, Inc. (“AIG”) under a required closure policy which provided financial assurance to the state of Washington in the event of closure of the Company’s Perma-Fix Northwest Richland, Inc.’s subsidiary (“PFNWR”). The PFNWR closure policy has been cancelled and the Company has obtained a new bonding mechanism in the required amount of approximately $7,000,000 to provide financial assurance for the PFNWR subsidiary. The new bonding mechanism requires collateral in the amount of $2,500,000 and will be secured by a standby letter of credit (“L/C”) to be issued by the Company’s lender. The $5,951,000 cash received from AIG was used to pay off the Company’s revolving credit with the remainder to be used for general working capital purposes. Upon receipt of the approximately $5,951,000 in cash from AIG, the Company’s borrowing availability increased by approximately $5,201,000 after required borrowing restrictions placed by the Company’s lender. Once the L/C is issued by the Company’s lender, the Company’s borrowing availability will be reduced by $2,500,000.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2017

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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